SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) January 13, 1998.


                           SEPRAGEN CORPORATION
          (Exact name of registrant as specified in its charter)



      California               0-25726           68-0073366
  (State or other            (Commission         (IRS Employer
  jurisdiction of            File Number)        Identification
  incorporation)                                 No.)



                           30689 Huntwood Avenue
                         Hayward, California 94544
             (Address of principal executive office, zip code)


  Registrant's telephone number, including area code:  (510) 476-0760


  (Former name or former address, if changed since last report):  N/A






                         THIS IS PAGE 1 OF 5 PAGES

  Item 4

  Changes in Registrant's Certifying Accountant

            (i) Effective January 13, 1998, Coopers & Lybrand LLP, was dismissed as independent accountants for Sepragen Corporation.

            (ii) Commencing with the audit report and the financial statements for the Company's fiscal year ended December 31, 1996, Coopers & Lybrand LLP's opinion on the financial condition of the Company was modified due to recurring losses and cash flow deficiencies from operations that raised substantial uncertainty as to the Company's ability to continue as a going concern, as more fully described in Note 1 to the Company's financial statements for such period.

            (iii) The decision to change the Company's independent accountants was approved by the Board of Directors of the Company.

            (iv) There have been and are no current disagreements with Coopers & Lybrand LLP on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure.


  Item 7

  Financial Statements and Exhibits

            The following Exhibits are filed as part of this report.

  16.1      Letter on Change in Certifying Accountant.

                                SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned duly authorized.

                                     SEPRAGEN CORPORATION


  Date: January 20, 1998             By:  /s/ Vinit Saxena
                                     Vinit  Saxena, Chief  Executive
                                     Officer, President,
                                     Principal Financial Officer and
                                     Chief Accounting Officer

                             INDEX TO EXHIBITS

                                                         Sequential
  No.                 Description                        Page No.

  16.1                Letter on Change in
                      Certifying Accountant                   5